Exhibit 99.1

                         American Retirement Corporation
                 Announces Expansion of Philadelphia Community


    NASHVILLE, Tenn.--(BUSINESS WIRE)--Dec. 29, 2005--American Retirement Corporation (NYSE:ACR), a leading national provider of senior living housing and care, announced that it has completed a package of loans from Guaranty Bank to facilitate the expansion of its Brandywine, Pennsylvania continuing care retirement community. The aggregate principal amount of the loans is $25.8 million.
    The Company expects to begin construction of 28 additional entrance fee independent living units, in two buildings, to be known as the Terrace Homes at Brandywine in the first quarter. It obtained a $9.4 million construction loan in order to finance construction and expects to complete construction by the end of 2006. The loan will primarily be repaid from entrance fees received as new residents move in.
    An $11.4 million construction loan was also obtained in order to finance an ongoing 57-unit expansion to the healthcare center that will add upscale living units for 63 new assisted living residents and reconfigure the healthcare center to enhance other service offerings for dementia care and skilled nursing. The project started in July 2005 and is projected to be completed by July 2006. Additionally, a $5.0 million term loan was obtained as a replacement for a prior loan.
    Freedom Village at Brandywine is an entrance fee continuing care retirement community that includes 292 independent living units as well as assisted living, Alzheimer's and skilled nursing units. The community, which opened in 1998, is currently 95% occupied. Both expansions are being built by Warfel Construction Company of Lancaster, Pennsylvania.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 76 senior living communities in 19 states, with an aggregate unit capacity of approximately 14,300 units and resident capacity of approximately 16,000. The Company owns 27 communities (including 9 communities in joint ventures), leases 43 communities, and manages 6 communities pursuant to management agreements. Approximately 83% of the Company's revenues come from private pay sources.

    Safe Harbor Statement

    This press release contains certain forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, but not limited to, all statements regarding the Company's expectations concerning the development and expansion projects, the repayment of loans and the projects' effect on the Company's financial performance. All forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the Company's ability to successfully complete the development, expansion, lease up, and unit sales of the projects, (ii) the risk that the Company may experience adverse changes in operating results and cash flow, (iii) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (iv) the risk associated with the Company's debt and lease obligations, and
(v) the risk factors described in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the Company's other filings with the SEC.
    Should one or more of those risks materialize, actual results could differ materially from those forecasted or expected. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could prove to be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's forecasts, expectations, objectives or plans will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412